EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:	Matt Roberts
Investor Relations/Business Analysis Director
678.597.7317
mroberts@manh.com
Manhattan Associates Reports Record Quarterly Revenue and Earnings
Second Quarter 2006 Software Revenue Totals $21.2 Million, an increase of 45% over the second quarter of 2005
ATLANTA — July 25, 2006 — Leading supply chain solutions provider, Manhattan Associates, Inc. (NASDAQ: MANH), today reported second quarter GAAP diluted earnings per share of $0.25. On a non-GAAP basis, diluted earnings per share were $0.34, a 37% increase over the second quarter of 2005 on record software revenue of $21.2 million.
SECOND QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2006 second quarter results, as compared to the 2005 second quarter, are:
•	Consolidated revenue increased 27% to a record $77.9 million;
•	Software and hosting revenue was $21.2 million, an increase of 45%;

•	Services revenue was $48.4 million, a 17% increase;
•	GAAP operating income was $10.8 million, up 72% on higher software and hosting revenue. On a non-GAAP basis, operating income was $14.1 million, a 22% increase;

•	GAAP diluted earnings per share were $0.25, increasing 150%. Adjusted earnings per share, on a non-GAAP basis, were $0.34, a 37% increase;

•	Cash flow from operations increased 47% to a record $21.5 million;

•	Cash and investments on hand at June 30, 2006, was $113.2 million;

•	The Company repurchased 439,790 common shares totaling $9.0 million at an average share price of $20.33 in the quarter, thereby completing its $50 million buyback program approved in July 2005;

•	The Board of Directors approved the repurchase of up to an additional $50 million of Manhattan Associates’ outstanding common stock.

FIRST HALF FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2006 first-half, as compared to the 2005 first-half, are:
•	Consolidated revenue increased 20% to a record $140.7 million;
•	Software and hosting revenue was $32.3 million, increasing 14%;

•	Services revenue totaled $93.6 million, a 19% increase;
•	GAAP diluted earnings per share were $0.34, increasing 28%. Adjusted earnings per share, on a non-GAAP basis, were $0.51, a 19% increase;

•	Cash flow from operations increased 54% to a record $31.4 million.
“I am pleased with our financial results for the second quarter,” said Pete Sinisgalli, president and chief executive officer of Manhattan Associates. “Our strong second quarter license revenue and our continued strong performance from our services business puts us right on track for our full year objectives. In addition, I am particularly pleased with our recent release of our comprehensive suite of Supply Chain Solutions,” he continued.
Other significant achievements during the quarter include:
•	Securing key new customers in the quarter including Alshaya Trading Co. WLL., Anderson Media, Inc., CargoCare, Family Dollar, Inc., Lenta, Lianozovo Dairy, NSA, LLC, Payless ShoeSource, Inc., School Apparel, Inc., Shenzhen Jin Tian Logistics Technology Co., Ltd., Speed Transportation, The Orvis Company, Inc., Toshiba TEC America and Tyco Healthcare Group LP;

•	Expanding partnerships with many existing customers including ASICS AMERICA Corporation, Carole Hochman Designs, Inc., Cingular Wireless, LLC, DeCA, Fiskars Brands, Inc., Genuine Parts Co., Henkel Consumer Adhesives, Inc., Mothercare UK Limited, Nissin Corporation, Office Depot, Inc., Okaidi, Phillips Van Heusen Corporation, PT Matahari Putra Pima Tbk, Teva Pharmaceuticals USA, Inc., The Hillman Group, The Jay Group and Walls Industries;

•	Closing three large deals, each of which was $1 million or more in recognized license revenue;

•	Releasing the latest version of Supply Chain Solutions which includes even greater capabilities to leverage demand and optimize product flow while providing increased visibility for companies. With the release of these products, companies can experience greater return on assets, improvements in operating expenses, lower inventory carrying costs and shorter order to cash cycle times.

•	Expanding our Science Advisory Board, which includes thought leaders from top academic institutions, such as the Massachusetts Institute of Technology, The Wharton School at the University of Pennsylvania, Columbia University and the Georgia Institute of Technology, as well as leading industry executives.
2006 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the third quarter and full year 2006. The 2006 GAAP diluted earnings per share includes the impact of adopting SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Range
GAAP
Q3 2006 - diluted earnings per share	$0.14 -	$0.19
Full year 2006 - diluted earnings per share	$0.70 -	$0.74

Adjusted - Non-GAAP
Q3 2006 - adjusted earnings per share	$0.22 -	$0.27
Full year 2006 - adjusted earnings per share	$1.01 -	$1.05
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning September 14, 2006, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2006 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan

Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of October 2006.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release filing for this quarter ended June 30, 2006.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense, the severance and accounts receivable charge recorded in the same period and stock option expense under SFAS 123(R). Second quarter 2006 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Software and hosting	$21,247	$14,633	$32,323	$28,447
Services	48,431	41,266	93,593	78,703
Hardware and other	8,223	5,470	14,770	10,526

Total Revenue	77,901	61,369	140,686	117,676

Costs and Expenses:
Cost of software and hosting	1,846	1,249	3,010	2,560
Cost of services	23,661	18,131	45,677	35,953
Cost of hardware and other	7,432	4,584	12,972	9,102
Research and development	10,522	7,869	20,633	15,547
Sales and marketing	12,475	10,507	22,611	20,195
General and administrative	9,304	7,113	18,070	13,812
Amortization of acquisition-related intangibles	1,217	1,207	2,434	2,131
Severance, accounts receivable, and acquisition-related charges	607	4,400	1,329	4,400

Total costs and expenses	67,064	55,060	126,736	103,700

Operating income	10,837	6,309	13,950	13,976

Other income, net	1,251	609	2,097	1,094

Income before income taxes	12,088	6,918	16,047	15,070
Income tax provision	5,103	3,966	6,774	7,136

Net income	$6,985	$2,952	$9,273	$7,934

Basic earnings per share	$0.26	$0.10	$0.34	$0.27
Diluted earnings per share	$0.25	$0.10	$0.34	$0.26

Weighted average number of shares:
Basic	27,305	29,174	27,302	29,396
Diluted	27,480	29,764	27,558	30,015

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2006				2006	2005				2005
	GAAP	Adjustments			Non-GAAP	GAAP	Adjustments			Non-GAAP

Revenue:
Software and hosting	$21,247				$21,247	$14,633				$14,633
Services	48,431				48,431	41,266				41,266
Hardware and other	8,223				8,223	5,470				5,470

Total Revenue	77,901	—			77,901	61,369	—			61,369

Costs and Expenses:
Cost of software and hosting	1,846				1,846	1,249				1,249
Cost of services	23,661	(522)	(a	)	23,139	18,131				18,131
Cost of hardware and other	7,432				7,432	4,584				4,584
Research and development	10,522	(233)	(a	)	10,289	7,869				7,869
Sales and marketing	12,475	(377)	(a	)	12,098	10,507				10,507
General and administrative	9,304	(347)	(a	)(c)	8,957	7,113	291	(c	)	7,404
Amortization of acquisition-related intangibles	1,217	(1,217)	(b	)	—	1,207	(1,207)	(b	)	—
Severance and accounts receivable charges	—				—	3,876	(3,876)	(e	)	—
Acquisition-related charges	607	(607)	(d	)	—	524	(524)	(d	)	—

Total costs and expenses	67,064	(3,303)			63,761	55,060	(5,316)			49,744

Operating income	10,837	3,303			14,140	6,309	5,316			11,625

Other income, net	1,251				1,251	609				609

Income before income taxes	12,088	3,303			15,391	6,918	5,316			12,234
Income tax provision	5,103	826	(f	)	5,929	3,966	794	(f	)	4,760

Net income	$6,985	$2,477			$9,462	$2,952	$4,522			$7,474

Basic earnings per share	$0.26				$0.35	$0.10				$0.26
Diluted earnings per share	$0.25				$0.34	$0.10				$0.25

Weighted average number of shares:
Basic	27,305				27,305	29,174				29,174
Diluted	27,480				27,480	29,764				29,764
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $812 of stock option compensation expense recorded during the three months ended June 30, 2006. Total stock option expense for the three months ended June 30, 2006 was $1.9 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $465 and $291 for the three months ended June 30, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention purposes. These funds are being distributed to employees upon completion of up to 12 months of service with us. The amount is being expensed over the required employee retention period. To date, $2.4 million of the $2.8 million has been expensed. The 2006 adjustment represents the current period expense associated with these retention bonuses. The 2005 adjustment includes $.5 million in expense related to an unsuccessful acquisition attempt. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	Amount includes the write-off of a $2.8 million receivable from a German customer resulting from a legal dispute over the implementation of our software. We believe that the revenue and accounts receivable are justified; however, given the size of the customer and its geographic location in Germany, we believe the receivable to be uncollectible. The adjustment also includes severance and other costs of $1.1 million resulting from the consolidation of EMEA operations and the termination of 17 employees. We do not believe that these are common costs that result from normal operating activities.

(f)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Six Months Ended
	June 30,
	2006				2006	2005				2005
	GAAP	Adjustments			Non-GAAP	GAAP	Adjustments			Non-GAAP

Revenue:
Software and hosting	$32,323				$32,323	$28,447				$28,447
Services	93,593				93,593	78,703				78,703
Hardware and other	14,770				14,770	10,526				10,526

Total Revenue	140,686	—			140,686	117,676	—			117,676

Costs and Expenses:
Cost of software and hosting	3,010				3,010	2,560				2,560
Cost of services	45,677	(1,063)	(a	)	44,614	35,953				35,953
Cost of hardware and other.	12,972				12,972	9,102				9,102
Research and development.	20,633	(476)	(a	)	20,157	15,547				15,547
Sales and marketing	22,611	(709)	(a	)	21,902	20,195				20,195
General and administrative	18,070	(640)	(a	)(c)	17,430	13,812	618	(c	)	14,430
Amortization of acquisition-related intangibles	2,434	(2,434)	(b	)	—	2,131	(2,131)	(b	)	—
Severance and accounts receivable charges	—				—	3,876	(3,876)	(e	)	—
Acquisition-related charges.	1,329	(1,329)	(d	)	—	524	(524)	(d	)	—

Total costs and expenses	126,736	(6,651)			120,085	103,700	(5,913)			97,787

Operating income	13,950	6,651			20,601	13,976	5,913			19,889

Other income, net	2,097				2,097	1,094				1,094

Income before income taxes	16,047	6,651			22,698	15,070	5,913			20,983
Income tax provision	6,774	1,968	(f	)	8,742	7,136	1,026	(f	)	8,162

Net income	$9,273	$4,683			$13,956	$7,934	$4,887			$12,821

Basic earnings per share	$0.34				$0.51	$0.27				$0.44
Diluted earnings per share	$0.34				$0.51	$0.26				$0.43

Weighted average number of shares:
Basic	27,302				27,302	29,396				29,396
Diluted	27,558				27,558	30,015				30,015
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $1,372 of stock option compensation expense recorded during the six months ended June 30, 2006. Total stock option expense for the six months ended June 30, 2006 was $3.6 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $732 and $618 for the six months ended June 30, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention purposes. These funds are being distributed to employees upon completion of up to 12 months of service with us. The amount is being expensed over the required employee retention period. To date, $2.4 million of the $2.8 million has been expensed. The 2006 adjustment represents the current period expense associated with these retention bonuses. The 2005 adjustment includes $.5 million in expense related to an unsuccessful acquisition attempt. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	Amount includes the write-off of a $2.8 million receivable from a German customer resulting from a legal dispute over the implementation of our software. We believe that the revenue and accounts receivable are justified; however, given the size of the customer and its geographic location in Germany, we believe the receivable to be uncollectible. The adjustment also includes severance and other costs of $1.1 million resulting from the consolidation of EMEA operations and the termination of 17 employees. We do not believe that these are common costs that result from normal operating activities.

(f)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock (f) compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$14,265	$19,419
Short term investments	69,931	36,091
Accounts receivable, net of a $4,877 and $4,892 allowance for doubtful accounts in 2006 and 2005, respectively	51,483	58,623
Deferred income taxes	6,284	6,377
Refundable income taxes	476	449
Prepaid expenses and other current assets	10,139	11,268

Total current assets	152,578	132,227
Property and equipment, net	15,006	14,240
Long-term investments	29,035	38,165
Acquisition-related intangible assets, net	16,788	19,213
Goodwill, net	54,607	54,607
Deferred income taxes	12,566	11,995
Other assets	4,900	2,951

Total assets	$285,480	$273,398

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,106	$7,904
Accrued compensation and benefits	15,468	15,224
Accrued liabilities	13,412	13,427
Deferred revenue	31,216	27,204
Income taxes payable	5,464	2,535

Deferred rent	494	544
Current portion of capital lease obligations	75	147

Total current liabilities	72,235	66,985
Deferred rent	512	689
Deferred revenue	470	326

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2006 or 2005	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 27,033,561 shares issued and outstanding in 2006 and 27,207,260 shares issued and outstanding in 2005	270	272
Additional paid-in capital	85,007	87,476
Retained earnings	126,263	116,990
Accumulated other comprehensive income	723	863
Deferred compensation	—	(203)

Total shareholders’ equity	212,263	205,398

Total liabilities and shareholders’ equity	$285,480	$273,398

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
Operating activities:
Net income	$9,273	$7,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,060	3,745
Amortization of acquisition- related intangibles	2,434	2,131
Stock compensation	3,688	122
Accounts receivable charge	—	2,815
Gain on disposal of equipment	(28)	—
Tax benefit of options exercised	1,632	(47)
Excess tax benefits from stock based compensation	(1,345)	—
Deferred income taxes	(513)	2,776
Unrealized foreign currency loss	415	931
Changes in operating assets and liabilities:
Accounts receivable, net	6,994	(4,204)
Other assets	(1,363)	(2,476)
Prepaid retention bonus	1,219	—
Accounts payable and accrued liabilities	(1,841)	3,154
Income taxes	2,908	1,149
Deferred rent	(177)	(102)
Deferred revenue	4,044	2,458

Net cash provided by operating activities	31,400	20,386

Investing activities:
Purchase of property and equipment	(4,755)	(4,648)
Net maturities (purchases) of investments	(24,646)	(382)
Payments in connection with various acquisitions	—	(166)

Net cash used in investing activities	(29,401)	(5,196)

Financing activities:
Payment of capital lease obligations	(72)	(69)
Purchase of common stock	(8,960)	(19,977)
Excess tax benefits from stock based compensation	1,345	—
Proceeds from issuance of common stock from options exercised	1,372	582

Net cash used in financing activities	(6,315)	(19,464)

Foreign currency impact on cash	(838)	(516)

Net change in cash and cash equivalents	(5,154)	(4,790)
Cash and cash equivalents at beginning of period	19,419	37,429

Cash and cash equivalents at end of period	$14,265	$32,639

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.   Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr

Revenue:
Americas	$46,776	$49,573	$49,175	$55,398	$200,922	$51,143	65,695
EMEA	6,626	7,924	8,490	7,632	30,672	6,952	6,850
Asia Pacific	2,905	3,872	4,642	3,391	14,810	4,690	5,356

	$56,307	$61,369	$62,307	$66,421	$246,404	$62,785	$77,901

GAAP Operating Income (Loss):
Americas	$9,107	$10,539	$6,085	$8,989	$34,720	$2,467	10,095
EMEA	(1,314)	(4,655)	690	926	(4,353)	245	3
Asia Pacific	(126)	425	476	(865)	(90)	401	739

	$7,667	$6,309	$7,251	$9,050	$30,277	$3,113	$10,837

Adjustments (pre-tax):
Americas:
Amortization of intangibles	$924	$1,207	$1,161	$1,200	$4,492	$1,217	1,217
Stock based compensation	—	—	—	—	—	1,558	1,819
Sales tax recoveries	(327)	(291)	(240)	(370)	(1,228)	(267)	(465)
Acquisition related costs	—	524	1,081	829	2,434	722	607

	$597	$1,440	$2,002	$1,659	$5,698	$3,230	$3,178

EMEA:
Stock based compensation	$—	$—	$—	$—	$—	$118	$125
Restructuring charge	—	1,061	—	—	1,061	—	—
Write off of receivable	—	2,815	—	—	2,815	—	—

	—	3,876	—	—	3,876	118	125

Total Adjustments	$597	$5,316	$2,002	$1,659	$9,574	$3,348	$3,303

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,704	$11,979	$8,087	$10,648	$40,418	$5,697	$13,273
EMEA	(1,314)	(779)	690	926	(477)	363	128
Asia Pacific	(126)	425	476	(865)	(90)	401	739

	$8,264	$11,625	$9,253	$10,709	$39,851	$6,461	$14,140

2.  Capital expenditures are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Capital expenditures	$2,507	$2,141	$2,698	$1,142	$8,488	$2,195	$2,560

3.	Adoption of Statement of Financial Accounting Standards 123(R), “Share-Based Payment”:

The Company adopted SFAS 123(R) on January 1, 2006 using the modified prospective transition method. SFAS 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Actual stock option expense recorded for 2006, as well as proforma expense for 2005 as if the Company had previously adopted the new statement on January 1, 2005 is presented below. During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by the Company’s employees with an exercise price of $22.09 or higher. Stock option expense for the fourth quarter of 2005 includes $37.2 million of stock option expense ($26.9 million after tax) equal to the unamortized fair value of the options.

	2005 — Proforma					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Stock option expense (pre-tax)	$5,694	$5,519	$5,392	$42,769	$59,374	$1,676	$1,944
Income tax benefit	(1,144)	(1,112)	(1,083)	(11,631)	(14,970)	(499)	(303)

Stock option expense, net of income tax	$4,550	$4,407	$4,309	$31,138	$44,404	$1,177	$1,641

Diluted EPS impact	$0.15	$0.15	$0.15	$1.13	$1.55	$0.04	$0.06

The adoption of SFAS 123(R) reduced first and second quarter 2006 GAAP diluted earnings per share by $.04 and $.06, respectively. The Company estimates that the accounting required by SFAS 123(R) will reduce full year 2006 GAAP diluted earnings per share by approximately $0.20 and will contribute to an overall effective tax rate of 42.2%. This estimate is dependent upon a number of variables such as the number of options awarded, cancelled or exercised and fluctuations in share price during the year.

4.	Stock Repurchase Activity

During the second quarter of 2006, we repurchased .4 million shares of common stock at a total cost of $9 million. During 2005, we repurchased 2.8 million shares of common stock at a total cost of $61 million.